UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

BIOMX INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38762	82-3364020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 New Burton Road, Suite 201

Dover, Delaware 19904

(Address of principal executive offices, including zip code)

(972) 52-437-4900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PHGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 10, 2026, BiomX Inc. (the “Company”) received a written notice from NYSE Regulation stating that it had accepted the Company’s plan to regain compliance with the continued listing standards of the NYSE American LLC ("NYSE American").

The Company submitted a compliance plan to NYSE American on April 24, 2026. NYSE Regulation accepted the plan and granted the Company a plan period through September 25, 2027 to regain compliance with the applicable continued listing standards.

As previously disclosed, on March 25, 2026, the Company received written notice from NYSE Regulation that the Company was not in compliance with the continued listing standards set forth in Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the NYSE American LLC Company Guide (the “Company Guide”), which require a listed company to maintain specified levels of stockholders’ equity. The notice was based on the Company’s reported stockholders’ deficit of $(1,302,000) as of December 31, 2025 and its losses from continuing operations and/or net losses in its five most recent fiscal years then ended. The Company was also not eligible for any exemption from the stockholders’ equity requirements under Section 1003(a) of the Company Guide.

During the plan period, the Company’s common stock will continue to be listed and traded on NYSE American, subject to the Company’s compliance with the initiatives and conditions set forth in the compliance plan and continued periodic review by NYSE Regulation. Until the Company regains compliance, a “.BC” (below compliance) indicator will be disseminated with the Company’s ticker symbol, and the Company will be included on the NYSE American’s list of noncompliant issuers published on the Exchange’s website. If the Company does not regain compliance with the applicable continued listing standards by the end of the plan period, or does not make progress consistent with the compliance plan during the plan period, NYSE Regulation may initiate delisting proceedings.

The Company is committed to taking the actions set forth in the plan and intends to use all reasonable efforts to regain compliance with the applicable continued listing standards within the plan period. [The Company can provide no assurances that it will be able to make progress with respect to its Plan that the NYSE Regulation will determine to be satisfactory, that it will regain compliance with Section 1003(a)(i), (ii) or (iii) of the Company Guide during the Plan Period, or that developments and events occurring subsequent to the Company’s formulation of the Plan or its acceptance by NYSE Regulation will not adversely affect the Company’s ability to make sufficient progress and/or regain compliance with the aforementioned sections of the Company Guide during the Plan Period or result in the Company’s failure to be in compliance with other NYSE American continued listing standards.

Item 7.01. Regulation FD Disclosure.

On June 12, 2026, the Company issued a press release announcing that NYSE Regulation had accepted the plan. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of BiomX Inc., dated June 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BiomX Inc.

Date: June 12, 2026

By:	/s/ Michael Oster
Name:	Michael Oster
Title:	Chief Executive Officer

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